KEY TECHNOLOGY ANNOUNCES COST REDUCTION INITIATIVE TO DRIVE A PROFITABLE AND SUSTAINABLE BUSINESS MODEL

WALLA WALLA, Wash. -- February 24, 2015 - Key Technology, Inc. (NASDAQ: KTEC), a worldwide leader and full-solutions provider in the design and manufacture of process automation systems, announced today that it has implemented a cost reduction initiative during the second quarter of fiscal 2015 that includes a strategic reduction of approximately 4% of its global workforce. Company earnings for the second quarter of fiscal 2015 will be adversely affected by an estimated pre-tax charge of approximately $500,000 related to the workforce reduction. The Company expects this cost reduction to be fully implemented by the end of the third quarter of fiscal 2015, and expects to realize the payback of this charge within the same period.

Jack Ehren, President and Chief Executive Officer commented, “We are committed to putting in place a profitable and sustainable business model that generates returns for our shareholders. We believe in our overall corporate vision and strategy, and continue to refine and advance all aspects of our business. This planned cost reduction is one of many initiatives that the Company is implementing to drive profitable growth. Our entire team remains focused on our primary initiative to develop new, innovative solutions that we plan to commercialize in late fiscal 2015. Also, as part of our ongoing initiative to increase our European market penetration, we will soon formally announce that we have hired a new senior director of sales for the EMEIA region, who will add extensive industry and market experience to our team. We are confident in our ability to continue building a strong, successful, and growing business.”

About Key Technology
Key Technology (NASDAQ: KTEC) is a global leader in the design and manufacture of process automation systems including digital sorters, conveyors, and processing equipment. Applying processing knowledge and application expertise, Key helps customers in the food processing and other industries improve quality, increase yield, and reduce cost. An ISO-9001 certified company, Key manufactures its products at its headquarters in Walla Walla, Washington, USA; and in Beusichem, the Netherlands; Hasselt, Belgium; and Redmond, Oregon, USA. Key offers customer demonstration and testing services at five locations including Walla Walla, Beusichem, and Hasselt as well as Sacramento, California, USA and Melbourne, Australia; and maintains a sales and service office in Santiago de Queretaro, Mexico.

Forward-Looking Statements
Certain statements in this press release may be forward-looking statements for purposes of the Private Securities Litigation Reform Act of 1995. These statements may relate to expected results of operations or gross margins; expected trends in sales, orders, earnings and other financial measures; projected expenses, including general and administrative expenses; national and international economic conditions; the effect of foreign exchange fluctuations; or other future occurrences. Actual results could differ materially from those anticipated in the forward-looking statements as a result of a variety of economic, competitive and governmental risks and uncertainties. These risks and uncertainties include, among other things, industry consolidation increasing competition in the food processing equipment industry; advances in technology by competitors adversely affecting our sales and profitability; a variety of factors that could increase our cost of operations and reduce gross margins and profitability, including expansion into new markets, complex projects and applications, and integrated product offerings; acquisitions that may harm our operating results; the failure of our independent sales representatives to perform as expected, thereby harming our net sales; certain financial and restrictive covenants contained in our loan agreements that may adversely affect us; our dependence on certain suppliers leaving us temporarily without adequate access to raw materials or products; significant investments in unsuccessful research and development efforts adversely affecting our business; and increased or unanticipated costs associated with product warranties adversely affecting our profitability. These and other risk factors are discussed in our filings with the Securities and Exchange Commission, including in Item 1A, "Risk Factors," of our Annual Report on Form 10-K for the fiscal year ended September 30, 2014. We undertake no obligation to update or revise any forward-looking statements in this press release as a result of subsequent developments, except as may be required by law.

Contact
Jeff Siegal
Vice President and CFO
Key Technology, Inc.
150 Avery Street
Walla Walla, WA 99362
Tel: +1 509-394-3300
Email: jsiegal@key.net
URL: www.key.net

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